UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	FTNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company previously announced that on April 2, 2019 that the Audit Committee (“Audit Committee”) of FTE Networks, Inc. (the “Company”), following a communication by the Company’s independent registered public accounting firm, Marcum LLP (“Marcum”), had concluded that previously issued audited financial statements as of and for the year ended December 31, 2017, and interim reviews of the financial statements for the periods ended March 31, June 30, and September 30, 2018 and 2017, should no longer be relied upon. The conclusion to prevent future reliance on the aforementioned financial statements resulted from the determination that such financial statements failed to properly account for certain convertible notes and other potentially dilutive securities. Specifically, the Company identified a potential issue related to the accounting related to certain convertible notes and other potentially dilutive securities the Company issued in 2017, 2018, and 2019.

On June 11, 2019, the Audit Committee, following a communication by Marcum, concluded that the Company’s previously issued audited financial statements as of and for the years ended December 31, 2017 and 2016 and completed interim reviews for the periods ended March 31, June 30 and September 30, 2018, 2017 and 2016 should no longer be relied upon. The conclusion on June 11, 2019 to add the aforementioned 2016 financial statements to those statements which should no longer be relied upon resulted from determinations made as part of the Company’s ongoing restatement effort that certain items, including revenues originally recognized in 2016, should no longer be recognized.

The Audit Committee has discussed these matters with the Company’s management, who has been working with Marcum representatives, whose review is ongoing.

The Company has prepared estimates of the anticipated restatement amounts. These estimates are solely preliminary, they should not be relied upon, and they are still subject to review by Marcum after the Company has finished its assessment. For the years ended December 31, 2016 and December 31, 2017, as well as the interim periods of March 31, June 30, and September 30, 2018, the Company currently estimates the following adjustments:

	For the Year Ended December 31, 2016	For the Year Ended December 31, 2017	For the Three Months Ended March 31, 2018	For the Three Months Ended June 30, 2018	For the Three Months Ended September 30, 2018
As Previously Reported (in thousands):
Revenue	12,269	243,409	85,145	86,367	92,224
Net (Loss) Income Attributable to Common Shareholders	(6,313)	(20,109)	(10,184)	(13,578)	(12,045)

Estimated Adjustments:
Revenue	(5,802)	(7,074)	164	605	2,681
Net (Loss) Income	(10,725)	(21,986)	(13,188)	1,521	(3,027)

Estimated Adjusted Amounts:
Revenue	6,466	236,334	85,309	86,972	94,905
Net (Loss) Income Attributable to Common Shareholders	(17,039)	(42,095)	(23,372)	(12,056)	(15,072)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 13, 2019, the Company announced that the Board of Directors of the Company (the “Board”) appointed Fred Sacramone as the Co-Interim Chief Executive Officer of the Company. Mr. Sacramone, age 49, is currently a member of the Board. Mr. Sacramone joined the Company in April 2017 when the Company acquired Benchmark Builders, Inc. (“Benchmark”), a leading provider of general contracting management services based in New York. In 2008, Mr. Sacramone co-founded Benchmark and currently serves as its President. Mr. Sacramone holds a Bachelor of Business Administration degree from the University of Massachusetts.

On February 12, 2019, Mr. Sacramone and Benchmark, a wholly-owned subsidiary of the Company, entered into an Amended and Restated Employment Agreement, which the Company filed as an exhibit to its Form 8-K dated February 27, 2019. The terms of Mr. Sacramone’s executive compensation were unchanged in connection with his appointment to this new role.

Other than the forgoing, there are no arrangements or understandings between Mr. Sacramone and any other persons in connection with his appointment. There are no family relationships between Mr. Sacramone and any director or executive officer of the Company.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

This filing also describes actions following from preliminary findings of the independent investigation previously announced by the Company, as well as the Company’s ongoing and planned remediation efforts.

I.	Equity Issues

On March 11, 2019, the Company announced that it had entered into certain securities purchase agreements with certain investors, pursuant to which the Company agreed to sell convertible notes, convertible into shares of common stock of the Company. These issuances were not supported by a listing application with the New York Stock Exchange (the “Exchange”). On March 22, 2019, the Company announced the initiation of an independent investigation to review and determine, inter alia, whether Company management had the proper authorization to issue the convertible notes and the related shares issuable upon conversion of the convertible notes, as well as certain other debt instruments and equity transactions.

Under the Company’s bylaws, equity issuances require authorization from the Board. The investigation team informed the Company that it had found that proper Board authorization was lacking for certain equity issuances. Specifically, the investigation found issuances that were supported by resolutions that did not comport with Nevada state law and the Company’s bylaws, issuances for which no Board authorization existed, and issuances that were supported by falsified Board authorizations under which a former Company officer copied previous electronic signatures of Board members onto new documents.

A.	Review of Past Issuances

In order to remedy these deficiencies, the Board held three special meetings to review equity issuances which were made between September 28, 2015 and March 5, 2019. On May 23, 2019, the Company sent a letter to shareholders, pursuant to Nevada Revised Statutes Section 78.0296, which is filed as Exhibit 99.1 to this current report and incorporated herein by reference, to notify them of noncompliant issuances that were approved and validated during the review. Issuances were also nullified during the review, including shares related to convertible note issuances, and other equity issued to Company personnel and related parties.

The Company also acted to prevent the conversion of unauthorized convertible securities by obtaining a temporary restraining order on March 29, 2019 and a preliminary injunction on April 11, 2019 in the Second Judicial District Court for the State of Nevada. This action enjoins the Company’s transfer agent from issuing the unauthorized convertible securities.

B.	2018 Shareholders Meeting

Due to the nullification of certain share issuances, the Company concluded that a quorum was not achieved for the December 26, 2018 shareholders meeting, at which votes were taken to elect nominees for director, to ratify the appointment of Marcum as the Company’s independent registered public accountants, and to approve an amendment to the Company’s Articles of Incorporation to provide for a classified Board of Directors. As a result, those actions are not valid.

The Company has determined that: (a) the lack of a vote for director nominees did not change the governance of the Company as the nominee directors were incumbents, and under the Company’s bylaws, a director remains in place until he or she resigns or is replaced by shareholder vote; (b) as the vote on the ratification of Marcum is a non-binding advisory vote, its invalidity has no effect on the Company’s auditors; and (c) the Company should amend its Articles of Incorporation with the State of Nevada to return them to the form they were in prior to such invalid amendment.

II.	Accounting Issues

As stated above, on April 2, 2019 the Company announced that its Audit Committee, following a communication by Marcum, concluded that the Company’s previously issued audited financial statements as of and for the year ended December 31, 2017, and interim reviews of the financial statements for the periods ended March 31, June 30, and September 30, 2018 and 2017, should no longer be relied upon.

The Company has since been engaged in a thorough review of its financial statements to determine what items need to be restated. The restatement will include adjustments to expenses and liabilities in addition to those associated with the convertible notes, as well as adjustments to write down revenue items improperly recognized in 2016 and 2017. Those items involved instances in which revenue was recognized and either maintained as due to the Company or as a receivable, but for which the Company has not been able to find support and now intends to reverse as part of the restatement. The Company is actively working to verify the anticipated restatement by amount and period.

Further, the independent investigation announced on March 22, 2019 is also focused on issues related to the accounting for and disclosure of certain expenses incurred by management, as well as the appropriateness and disclosure of certain related party transactions. To date, the investigation team has found what it believes are significant personal expenses incurred by former officers that were charged to the Company, including: multiple trips on chartered jets to vacation destinations in the U.S., South America and Europe, as well as to a family home; the use of Company vehicles largely if not solely for personal purposes; incidental personal charges on Company credit cards; and Company payments for credit card bills in the names of former officers. The investigation also found at least one large share issuance to a related party that was not reported timely. Further, the investigation team also found instances in which cash transfers were made to former officers with little or no support. However, this work is ongoing, and further findings may change our preliminary assessments described above. The investigation team is working with the Company to ensure that its findings are appropriately reflected in the Company’s restatement and in its next Form 10-K.

III.	Self-Reporting, Mitigation and Cooperation

The Company has self-reported the above events to the Securities and Exchange Commission (“SEC”). The SEC has opened an investigation into the matter, and the Company is cooperating with the SEC. It is also keeping the SEC apprised of its restatement efforts.

The Company has also engaged, and will continue to engage, in efforts to mitigate the issues identified above.

First, the Company filed additional listing applications with the Exchange on April 2, 2019 to ensure that all prior issuances are properly covered under the Exchange’s rules.

Second, as noted above, the Company acted to prevent the conversion of unauthorized convertible securities to ensure that these improperly authorized convertible securities are not converted into common shares that could then enter into the marketplace. The Company has obtained the return of some nullified shares, and it intends to take actions to retrieve outstanding nullified issuances.

Third, the Board is vetting new candidates for Board membership, and will announce new appointments as they are made. On June 11, 2019, the Company announced the appointments of Jeanne Kingsley and Stephen Berini as directors. On June 3, 2019, the Company announced that four directors – Christopher Ferguson, Luisa Ingargiola, Brad Mitchell and Patrick O’Hare – resigned from the Board.

Fourth, the Company is undertaking a thorough review of its internal controls and will determine and implement – in consultation with the independent investigation team and the SEC – any improvements to internal controls determined to be necessary.

Forward-Looking Statements

Some of the statements contained in this Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future performance and include statements about the adequacy, timing and structure of the proposed financing and the Company’s ability to consummate it, our ability to restructure our existing debt and execute our strategic business plan, as well as other statements that can be identified by the use of the forward-looking terminology such as “may,” “will,” “believe,” “anticipate,” “would,” or similar terms, variations of such terms, or the negative of such terms. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties.

Further description of risks that could cause actual events to differ from the outcomes predicted by the Company’s forward-looking statements is set forth under the caption “Risk Factors” in the Company’s annual and quarterly reports and other filings with the SEC, and you should consider each of those factors when evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this Form 8-K and the Company undertakes no duty or obligation to update any forward-looking statements contained in this letter as a result of new information, future events or changes in its expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Letter to Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Anthony Sirotka
Anthony Sirotka
Interim Chief Executive Officer

Date: June 13, 2019